UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2009

OTTER TAIL AG ENTERPRISES, LLC
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	000-53042	41-2171784

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

24096 - 170th Avenue
Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices)(Zip Code)

(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 7.01 Regulation FD Disclosure

On December 31, 2009, Otter Tail Ag Enterprises, LLC (the “Company”) mailed a letter to members of the Company, regarding the Company’s progress toward a plan of reorganization and soliciting interest from current members residing in Minnesota in connection with a potential registered intra-state offering.  The letter provides current members with information regarding informational meetings which are being held to provide current members with further information as it becomes available.

This current report on Form  8-K  is  being  furnished  pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)	None.

(b)	None.

(c)	None.

(d)

Exhibit No.	Description
99.1	Letter to Members dated January 1, 2010.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2009, as amended, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized
.

Otter Tail Ag Enterprises, LLC
Date: December 31, 2009	By /s/ Anthony Hicks
	Name:	Anthony Hicks
	Title:	Chief Executive Officer and Chief Financial Officer